UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 15, 2006
SUPERIOR ENERGY SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-20310	75-2379388
(State or other jurisdiction)	(Commission File Number)	(IRS Employer Identification No.)

1105 Peters Road, Harvey, Louisiana	70058
(Address of principal executive offices)	(Zip Code)
(504) 362-4321
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 7.01. Regulation FD Disclosure
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Index to Exhibits
Purchase and Sale Agreement
Term Sheet
Press release dated May 16, 2006

Item 1.01. Entry into a Material Definitive Agreement.
     On May 15, 2006, Coldren Resources LP (“Coldren”) entered into a purchase and sale agreement (the “Agreement”) with Noble Energy, Inc. (“Noble”) to purchase substantially all of Noble’s offshore Gulf of Mexico shelf assets for $625 million. The sale is expected to close by June 30, 2006 with an effective date of March 1, 2006 (the “Noble Transaction”). The purchase price is subject to downward adjustments, including those arising from properties being excluded from the transaction as a result of the exercise of preferential rights or title or environmental defects. The Noble Transaction is subject to customary conditions, including expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and closing adjustments.
     SPN Resources, LLC (“SPN Resources”), a wholly-owned subsidiary of Superior Energy Services, Inc., has acquired a 40% interest in Coldren and will make an initial cash investment of up to $70 million, subject to adjustment at closing of the Noble Transaction (the “Coldren Investment”). Pursuant to a term sheet, dated May 15, 2006 (the “Term Sheet”), between SPN Resources and Coldren Oil & Gas LP (“Coldren Oil & Gas”), a portfolio company of First Reserve, SPN Resources will have first call to provide production-related and decommissioning services for all Coldren operated properties. Coldren Oil & Gas has acquired a 60% interest in Coldren and will make an initial cash investment of up to $105 million. Coldren will borrow up to $525 million in term debt to pay the remaining $450 million of the purchase price for the Noble Transaction, any upfront costs incurred in connection with the acquisition and to provide working capital. The term debt will be non-recourse to SPN Resources beyond its equity interest in Coldren. Each parties’ respective cash investments and the amount of debt financing will be reduced pro rata to the extent that the final purchase price for the Noble Transaction is reduced. SPN Resources will participate on Coldren’s management committee and will directly manage mature properties with approximately 40% of the overall reserve value. SPN Resources’ investment in Colren will be accounted for under the equity method.
     The descriptions of the Agreement and the Term Sheet contained herein are qualified in their entirety by reference to the Agreement and the Term Sheet, copies of which are attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.
Item 7.01. Regulation FD Disclosure.
     On May 16, 2006, Superior Energy Services, Inc. issued the press release attached hereto as Exhibit 99.1, announcing the Coldren Investment and the execution of the Agreement. The press release is included as Exhibit 99.1 to this Current Report on Form 8-K, and the description of the press release is qualified in its entirety by reference to such Exhibit.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
           10.1 Purchase and Sale Agreement, dated May 15, 2006, by and between Noble Energy, Inc. and Coldren Resources LP.
           10.2 Term Sheet, dated May 15, 2006, by and between SPN Resources, LLC and Coldren Oil & Gas Company LP.
           99.1 Press release issued by Superior Energy Services, Inc., dated May 16, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR ENERGY SERVICES, INC.

	By:	/s/ Robert S. Taylor

Robert S. Taylor
Chief Financial Officer
Dated: May 17, 2006

Index to Exhibits
     10.1 Purchase and Sale Agreement, dated May 15, 2006, by and between Noble Energy, Inc. and Coldren Resources LP.
     10.2 Term Sheet, dated May 15, 2006, by and between SPN Resources, LLC and Coldren Oil & Gas Company LP.
     99.1 Press release issued by Superior Energy Services, Inc., dated May 16, 2006.